UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2019

iMine Corporation
(Exact name of registrant as specified in Charter)

Nevada	000-55233	27-3816969
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8520 Allison Pointe Blvd Ste. 223 #87928

Indianapolis, Indiana 46250

(Address of Principal Executive Offices)

(877) 464-6388

(Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (646) 895-7152

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2019:

i.	Jose Maria Eduardo Gonzalez Romero was appointed as a director by the Company’s sole director, Dr. Carlos Rizo.

ii.	Upon the appointment of Mr. Romero as director, Dr. Rizo, the Company’s sole director and officer, resigned as director and officer.

iii.	Mr. Romero was appointed as chief executive officer, chief financial officer, president and secretary.

iv.

The Company and Mr. Romero entered into an employment agreement with a term through July 31, 2020, pursuant to which Mr. Romero is to serve as the Company’s chief executive officer and the Company agreed to issue to Mr. Romero a total of 3,000,000 shares of common stock in four installments of 750,000 shares on each of the execution of the employment agreement, November 10, 2019, February 10, 2020 and May 10, 2020, provided that, with certain exceptions, he is employed by the Company on such date. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation S of the SEC thereunder.

v.	The Company entered into a release agreement with Dr. Rizo pursuant which the Company agreed to pay Dr. Rizo 15,000,000 Colombian pesos, or approximately $4,500, and Dr. Rizo granted the Company a release.

Mr. Romero, age 48, has, since 2010, been president and chief executive officer of Panama Ship Store, a distribution company in Panama which is owned by Mr. Romero and is his principal occupation. From 1998 to 2008, he was director for the export market in Latin America for Procter & Gamble. Mr. Romero has more than 25 years of experience in the marketing, finance, commercial and logistics areas. He holds a university degree in business and economics from the University Autonoma of GDL in Mexico. Mr. Romero will work for us on a part-time basis.

On March 20, 2018, the Company entered into a loan and security agreement with Mr. Romero pursuant to which Mr. Romero made loans to the Company of $500,000 during the period from March through June 2018, for which the Company issued to him its 5% two-year convertible secured promissory notes. The notes mature two years from the dates of the loan and are convertible into common stock at a conversion price of $0.02 per share. To the extent that the proceeds of the notes are used to purchase equipment for mining cryptocurrencies, the Company agreed to give Mr. Romero a security interest in the equipment. The Company failed to give Mr. Romero the security interest and did not take possession of the equipment purchased from the proceeds of the loans. The notes provide that they cannot be converted to the extent that, after giving effect to conversion, the holder of the notes and his affiliates would beneficially own 4.99% of our common stock.

Dr. Rizo did not resign because of a disagreement on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits

d. Exhibits.

Exhibit No.	Description
99.1	Employment Agreement dated August 14, 2019 between the Company and Jose Maria Eduardo Gonzalez Romero.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2019		IMine Corporation

	By	/s/ Jose Maria Eduardo Gonzalez Romero
Jose Maria Eduardo Gonzalez Romero
Chief Executive Officer

3